UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Central European Distribution Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Central European

Distribution Corporation

March 29, 2004

Dear Stockholder:

On behalf of the Board of Directors of Central European Distribution Corporation (the “Company”), it is my pleasure to invite you to the 2004 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on May 3, 2004 at 10:00 a.m., local time, at the Hilton Hotel, 1751 Hotel Plaza Boulevard, Lake Buena Vista, Florida 32830.

The Annual Meeting has been called for the following purposes:

•	to elect seven directors to serve on the Board of Directors, each for a one-year term;

•	to amend the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000;

•	to ratify the Board of Directors’ appointment of PricewaterhouseCoopers as the Company’s independent public auditors for 2004; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, all as more fully described in the accompanying Proxy Statement.

Management will also review 2003 results and respond to stockholder questions.

The Board of Directors has approved the matters being submitted by the Company for stockholder approval at the Annual Meeting and recommends that stockholders vote “FOR” all of such proposals. It is important that your views be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed Proxy Card and promptly return it in the prepaid envelope.

Sincerely,

/s/ William V. Carey

William V. Carey

Chairman, President and Chief Executive Officer

CENTRAL EUROPEAN

DISTRIBUTION CORPORATION

1343 Main Street, Sarasota, Florida 34236

(941) 330-1558

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2004

NOTICE IS HEREBY GIVEN that the 2004 annual meeting of stockholders (the “Annual Meeting”) of Central European Distribution Corporation, a Delaware corporation (“CEDC” or the “Company”), will be held on Monday, May 3, 2004 at 10:00 a.m., local time, at the Hilton Hotel, 1751 Hotel Plaza Boulevard, Lake Buena Vista, Florida 32830 for the purpose of considering and voting upon the following matters:

•	to elect seven directors to serve on the Board of Directors, each for a one-year term and until their respective successors are elected;

•	to amend the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000;

•	to ratify the Board of Directors’ appointment of PricewaterhouseCoopers as the Company’s independent public auditors for 2004; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Pursuant to the Company’s Bylaws, the Board of Directors has fixed March 12, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days before the Annual Meeting at the offices of the Company located at 1343 Main Street, Sarasota, Florida 34236.

By Order of the Board of Directors

/s/    James Archbold

James Archbold

Secretary

Sarasota, Florida

March 29, 2004

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time prior to the time it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

1343 Main Street, Sarasota, Florida 34236

(941) 330-1558

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

MAY 3, 2004

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement and the accompanying Proxy Card are furnished to stockholders of Central European Distribution Corporation (“CEDC” or the “Company”) in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors” or the “Board”) of proxies to be used at the 2004 annual meeting of stockholders (the “Annual Meeting”), to be held on May 3, 2004, at 10:00 a.m., local time, at the Hilton Hotel, 1751 Hotel Plaza Boulevard, Lake Buena Vista, Florida 32380 and at any adjournments thereof.

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the Proxy Card and the Company’s Annual Report to Stockholders were first mailed to stockholders on or about March 29, 2004.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, the approval of an amendment to the Company’s certificate of incorporation increasing the number of authorized shares of common stock and the ratification of the Company’s independent auditors. In addition, the Company’s management will report on the performance of the Company during 2003 and respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 12, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to vote personally at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 10,798,429 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain and vote a proxy from the institution that holds their shares. The Company has made proxy statements, proxies and annual reports available to the nominee institutions for delivery to “street name” stockholders.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the secretary of the Company either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

•	for election of the nominated slate of seven directors (see page [3]);

•	for amending the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000 (see page [16]); and

•	for ratification of the appointment of PricewaterhouseCoopers as the Company’s independent auditors (see page [17]).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no impact on the election of directors. The certificate of incorporation does not provide for cumulative voting in the election of directors.

To Amend the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock. The affirmative vote of holders of a majority of the issued and outstanding shares of common stock will be required for approval of the amendment to the Company’s certificate of incorporation. Abstentions will have the same effect as a negative note. Broker non-votes will be treated as a vote not cast and will have the same effect as a negative vote.

Ratification of Independent Auditors and Other Items. For the ratification of the independent auditors and any other item voted upon at the Annual Meeting, assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares represented in person or by proxy will be required for approval. Abstentions will have the same effect as a negative vote. Broker non-votes will be treated as a vote not cast and will have no effect on the outcome of the vote.

Who will bear the costs of soliciting proxies for the Annual Meeting?

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. For example, we have retained ADP Investor Communications Services to solicit proxies by use of the mails on the Company’s behalf for a fee of approximately $13,000. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of the Company by brokers, nominees, custodians and other similar parties.

All share numbers in this Proxy Statement reflect a three-for-two stock split of the Company’s common stock that was effected in June 2003.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The entire Board of Directors currently consists of seven members. At the Annual Meeting, seven directors will be elected, each to serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified or until such director’s earlier death, resignation or removal. The following persons have been nominated for election as directors of the Company at the Annual Meeting: William V. Carey, David Bailey, N. Scott Fine, Tony Housh, Robert P. Koch, Jan W. Laskowski and Richard Roberts.

Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Carey, Bailey, Fine, Housh, Koch, Laskowski and Roberts. The Board of Directors believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the bylaws, directors are elected by plurality vote. The certificate of incorporation does not provide for cumulative voting in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

Information as to Nominees for Directors

Name	Age	Position(s)
William V. Carey	39	Chairman, President and Chief Executive Officer
David Bailey	59	Director
N. Scott Fine	47	Director
Tony Housh	37	Director
Robert P. Koch	43	Director
Jan W. Laskowski	47	Director
Richard Roberts	56	Director

Directors and executive officers of the Company are elected to serve until they resign or are removed, or until their successors are elected. All directors of the Company are elected annually at the annual meeting of stockholders.

William V. Carey has served as Chairman, President and Chief Executive Officer of CEDC since its inception in 1998. Mr. Carey began working for Carey Agri in 1990, and instituted and supervised the direct delivery system for Carey Agri’s nationwide expansion. Mr. Carey has 10 years experience heading distribution companies in Poland. Mr. Carey is a graduate of the University of Florida with a BA in economics.

David Bailey has been a director since December 2003. Mr. Bailey joined International Paper in 1968 and has held various levels of responsibility within that company. Currently, he is Managing Director of International Paper Eastern Europe, with headquarters in Warsaw, Poland. Mr. Bailey is responsible for the manufacturing facilities located in Poland and Russia, with sales across the region of over $800 million and 6,000 employees. He currently is on the Board of Directors for the American Chamber of Commerce in Poland, Litewska Children’s Hospital Foundation, United Way Poland, and is a member of the Polish Business Roundtable. Mr. Bailey served in the United States Army and graduated with a Chemical Engineering degree from Oregon State University.

N. Scott Fine is an investment banker at the Fine Equities division of Leeb Brokerage Services, Inc., a New York based investment-banking firm. Mr. Fine has been a director of the Company since January 2003 and was previously a director during 2001. Mr. Fine has been involved in corporate finance for over 20 years. Fine Equities focuses on small- to medium-cap companies and manages high net worth individuals and small institutions. Mr. Fine originated the process and co-managed CEDC’s initial public offering. He has also worked on a series of transactions domestically and internationally in the healthcare and consumer products area.

Tony Housh is a Warsaw, Poland-based investment and regulatory affairs advisor in private practice. Mr. Housh was the Executive Director of the American Chamber of Commerce in Poland from 1996 to 2000, where he obtained an in-depth knowledge of the Polish regulatory framework. Mr. Housh has been a director of the Company since May 2000. He is also a member of the Chamber’s Board of Directors as well as the Board of the Fulbright Commission. Prior to joining the American Chamber, Mr. Housh was the U.S. Treasury country officer for Poland at the Office of Technical Assistance. Mr. Housh is a graduate of Katholieke Universitiet van Leuven (Belgium) and the University of Kansas.

Robert P. (Bobby) Koch has been a director of the Company since February 2004. Mr. Koch is President and Chief Executive Officer of Wine Institute, the San Francisco-based public policy association representing over 715 California winery and associate members responsible for over 80% of U.S. wine production and 90% of U.S. wine exports. He joined Wine Institute in 1992 and prior to becoming its President and CEO he headed the Washington, D.C. office as Senior Vice President. From 1986 through 1992, Mr. Koch held senior leadership positions in the House of Representatives for the House Majority Leader and House Majority Whip. He received his B.A. in Government and Politics from the University of Maryland in 1983. Mr. Koch is a member of the U.S. Department of Agriculture’s Agricultural Policy Advisory Committee for Trade (APAC), and a board member of the National Commission Against Drunk Driving and the Council on American Politics of the George Washington University Graduate School of Political Management. He also is active in raising funds for research to find the cure for Crohn’s disease and ulcerative colitis.

Jan W. Laskowski has served as a director of CEDC since its inception in 1998. Mr. Laskowski has lived and worked in Poland since 1991. He was the Vice President and member of the management board of American Bank in Poland (“Amerbank”) until February 1999, a position he had held since 1996, where he was responsible for business development. Before joining Amerbank in 1991, Mr. Laskowski worked in London for Bank Liechtenstein (UK) Ltd from 1989 to 1991. He began his career with Credit Suisse, also in London, where he worked for 11 years.

Richard Roberts has been a director of CEDC since July 2002. Mr. Roberts, President of RSR International, LLC, a consulting firm specializing in international marketing and sales of alcoholic beverages, has over 30 years experience in the alcohol beverages field. Previously from 1992 to January 2002, he was Vice President International for the Sutter Home Winery, responsible for all markets outside the United States. Prior to that, he held a variety of senior management positions at Seagram International, including marketing and sales, as well as several general management positions of Seagram production and distribution companies outside the United States. Mr. Roberts has an MBA degree from the American Graduate School of International Management.

Scott Fine was initially nominated for election to the Board as the designee of Fine Equities, Inc., which, as a lead underwriter in the Company’s initial public offering, was granted the right to designate one nominee for election to the Board. This right expired in July 2003.

The Board and its Committees

The Board held thirteen meetings in 2003, in addition to acting by unanimous written consent seventeen times. Each director attended at least 75% of all meetings of the Board and committees of the Board to which he was assigned that were held during the portion of 2003 during which such director was a member of the Board or applicable committee.

The Company encourages but does not require Board member attendance at Annual Meetings. All of the members of the Board that were directors at such time attended the Company’s 2003 Annual Meeting.

The Board has three standing committees, an Audit Committee (which is a separately designated audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act), a Compensation Committee and a Nominating and Corporate Governance Committee. All of the members of the three committees are independent directors as defined in the current Nasdaq listing standards.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings, in whole or in part, the following Reports of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and the Comparative Stock Prices Graph shall not be incorporated by reference into any such filings.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees management’s fulfillment of its financial reporting and disclosure responsibilities and its maintenance of appropriate internal control system. It is also responsible for the engagement of the Company’s independent public accountants and oversees the activities of the Company’s internal audit function. All members of the Audit Committee are non-employee directors. The Audit Committee’s responsibilities also include reviewing (i) the scope and findings of the annual audit, (ii) accounting policies and procedures and the Company’s financial reporting and (iii) the internal controls employed by the Company.

The Audit Committee members are Tony Housh, Jan Laskowski and David Bailey. Mr. Bailey joined the Audit Committee in December 2003 following the resignation of a director who had served on the Audit Committee. The current members of the Audit Committee meet the independence and experience requirements set forth in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee held eight meetings during 2003. The Board has determined that a member of its Audit Committee, Jan Laskowski, qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K, and that he is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

To insure independence, the Audit Committee also meets separately with the Company’s independent public accountants, internal auditor and other members of management.

The Audit Committee has a charter that specifies its responsibilities and the Committee believes it fulfills its charter. The Board of Directors, upon the recommendation of the Audit Committee, approved a charter in response to the Audit Committee requirements adopted by the Securities and Exchange Commission in December 1999. During 2002, the Audit Committee began work on an updated charter to reflect the additional requirements of the Sarbanes-Oxley Act of 2002. A copy of the updated charter is attached to the Company’s Proxy Statement for its 2003 Annual Meeting.

The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee met with the Company’s independent public accountants eight times during 2003. These meetings were separate from full Board meetings and the Audit Committee discussed matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent public auditors required by Independence Standards Board Standard No. 1 and has discussed the independence of the independent public auditors with them. Based on its review and discussion with the independent public auditors and with management, the Audit Committee has recommended to the Board that the audited financial statements for 2003 be included in the Company’s Annual Report on Form 10-K.

Respectfully submitted,

Audit Committee

Tony Housh

David Bailey

Jan Laskowski

The Compensation Committee

In 2003, the Compensation Committee, which held three meetings during 2003, consisted of Jan Laskowski, Scott Fine and Richard Roberts. Although no member of the Compensation Committee is an employee of the Company, Messrs. Fine and Roberts are not independent directors by virtue of their relationships described under “Compensation Committee Interlocks and Insider Participation.” On November 4, 2003, Nasdaq changed its listing standards to require that the Compensation Committee be comprised solely of independent directors. In response, the Board has since changed the composition of its Compensation Committee to be currently composed of Messrs. Laskowski, Bailey and Housh, each of whom is an independent director as defined in the current Nasdaq listing standards.

The Compensation Committee’s responsibilities include (i) making recommendations to the Board on salaries, bonuses and other forms of compensation for the Company’s officers and other key management and executive employees, (ii) administering the 1997 Stock Incentive Plan (the “Plan”) and (iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors has prepared the following report on the Company’s policies with respect to the compensation of executive officers for 2003.

The Board of Directors appointed the Compensation Committee in November 1997. Since that time, decisions on compensation of the Company’s executive officers have been made by the full Board of Directors or by the Compensation Committee. In December 2003, the composition of the Compensation Committee was changed to consist solely of independent directors.

Compensation Policies Toward Executive Officers

The compensation policies of the Company are designed to (i) attract, motivate and retain experienced and qualified executives, (ii) increase the overall performance of the Company, (iii) increase stockholder value and

(iv) improve the performance of individual executives. The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company’s overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. The Compensation Committee believes that the level of base salaries plus bonuses of executives should generally be managed to compete in the Central European geographical area with other public and private companies. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment with the Company and annually thereafter in order to strengthen the alliance of interest between such executives and the Company’s stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company’s performance (as reflected in the market price of the common stock).

The following describes in more specific terms the elements of compensation that implement the Compensation Committee’s compensation policies, with specific reference to compensation reported for 2003:

Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public and private companies in Central Europe. Base salaries for executive officers are reviewed annually based upon, among other things, individual performance and responsibilities.

Annual salary adjustments are recommended by the Chief Executive Officer (for executive officers other than himself) or by the Board of Directors (for the Chief Executive Officer) after an evaluation of the performance of each executive officer, including consideration of new responsibilities and the previous year’s performance. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company’s strategic plan and attainment of specific individual objectives. The factors impacting base salary levels are not assigned specific weights but are subject to adjustments by the Compensation Committee.

Bonuses. The Company has traditionally paid annual bonuses to its executive officers based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. This policy was formalized in 2001 with the adoption of the Company’s Executive Bonus Plan (the “Bonus Plan”), which was approved by the shareholders at the 2001 annual meeting. Under the Bonus Plan, the size of the bonus relates to the amount of the Company’s audited net earnings in a year (but not including deductions for interest payments, depreciation, amortization, foreign exchange adjustments or tax payments) (“Adjusted Net Income”) measured against two earnings thresholds adopted by the Board. For 2003, the lower threshold was $18.5 million and the upper threshold was $19.5 million. If Adjusted Net Income for a year is above the lower threshold, the bonus is equal to 2% of the Adjusted Net Income above the lower threshold with the Chief Executive Officer receiving 1% and the Chief Financial Officer and Chief operating Officer receiving 0.5% each. If the Adjusted Net Income for a year is above the upper threshold, the bonus is equal to 2.25% of the Adjusted Net Income above the upper threshold with the Chief Executive Officer receiving 1.125% and the Chief Financial Officer and Chief operating Officer receiving 0.5625% each. In 2003, the Adjusted Net Income exceeded the higher threshold, and in accordance with the terms of the Bonus Plan, the Company paid a bonus of $120,000 to the Chief Executive Officer, and $60,000 to both of the Chief Financial Officer and Chief Operating Officer. These officers agreed to reduce their bonuses to the extent the combined bonuses exceeded $240,000. The Board believes that the Bonus Plan properly motivates the three individuals who are most capable of affecting Company performance.

Stock Options. A third component of executive officers’ compensation is the Plan pursuant to which the Company grants executive officers and other key employees’ options to purchase shares of common stock.

The Compensation Committee or the full Board of Directors grants stock options to the Company’s executives in order to align their interests with the interests of the stockholders. In 2003, in order to comply with

Rule 16b-3 under the Exchange Act, option grants to the Company’s directors and executive officers were made by the full Board of Directors. Stock options are considered by the Company to be an effective long-term incentive because the executives’ gains are linked to increases in stock value, which in turn provides stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with the Company and annually thereafter. The options generally are granted at an exercise price equal to the closing market price of the common stock on the day before the grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company’s stockholders through appreciation of stock price. Management believes that stock options have been helpful in attracting and retaining skilled executive personnel.

On April 29, 2003, the Board of Directors approved a motion for the Company to automatically issue options on January 1, 2004 to purchase 30,000 shares of common stock to the Chief Executive Officer, 15,000 shares of common stock to the Chief Financial Officer, 15,000 shares of common stock to the Chief Operating Officer and 11,250 shares of common stock to the Director of Investor Relations. The exercise price of these options was $31.60 (the closing price on December 31, 2003). These options will become exercisable on December 31, 2004. The maximum term for the options is five years for the Chief Executive Officer and ten years for the Chief Financial Officer, the Chief Operating Officer and the Director of Investor Relations.

Stock option grants made to newly hired executive officers and other employees in 2003 reflect the significant individual contributions they are expected to make to the Company’s operations and implementation of the Company’s development and growth programs. During 2003, the Company granted stock options covering a total of 331,900 shares of common stock (14,250 of which were forfeited by employees who left the Company), not including options to purchase 36,000 shares of common stock automatically granted to Board members.

The executive compensation policy described above is applied in setting the compensation of Mr. Carey, the Company’s chief executive officer. Mr. Carey generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and long-term equity-linked compensation in the form of stock options. The Compensation Committee’s general approach in establishing Mr. Carey’s compensation is to be competitive with peer companies, but to have a large percentage of his target salary subject to achievement of objective performance criteria and targets established in our strategic plan.

Mr. Carey’s compensation for 2003 included $217,702 in base salary and $55,000 in other compensation for housing and miscellaneous expenses. Mr. Carey is to receive a bonus in the amount of $120,000 for 2003 under the Bonus Plan. Mr. Carey’s salary was based on, among other factors, the Company’s performance and the 2003 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.

Respectfully submitted,

Compensation Committee for 2003

Jan Laskowski

Scott Fine

Richard Roberts

Compensation Committee Interlocks and Insider Participation

During 2003, Richard Roberts was retained by CEDC to provide consulting services and was paid a monthly fee of $5,000, or $60,000 during the year. In 2003, the Company paid Leeb Brokerage Services, Inc., of which Scott Fine is an investment banker, a fee of $115,785 for providing investment banking services in connection with the Company’s private placement of common stock. Messrs. Roberts and Fine resigned from the Compensation Committee in December 2003.

Director Compensation

Each director receives annual board fees of $6,000. The chairmen of the Audit Committee and the Compensation Committee each receives annual fees of $10,000, while the chairman of the Nominating and Corporate Governance Committee does not receive any additional fees. In addition to the directors fees, the Chairman of the Board of Directors is entitled to receive an annual fee of $12,000.

Members of the Board of Directors receive annual grants of options to purchase 2,250 shares of common stock under the Company’s stock option plan. In addition, the chairmen of the Audit Committee and the Compensation Committee each receives annual grants of options to purchase 4,500 shares of common stock under the plan, while the chairman of the Nominating and Corporate Governance Committee does not receive any additional option grants. In addition, the members of the Audit Committee and the Compensation Committee each receive annual grants of options to purchase 750 shares of common stock under the plan, while the members of the Nominating and Corporate Governance Committee do not receive any additional option grants. In addition to the options granted to directors, the Chairman of the Board of Directors receives an additional annual grant of 4,500 options under the plan.

The Company reimburses directors for out-of-pocket travel expenditures relating to their service on the Board of Directors.

Nominating and Corporate Governance Committee Report

On February 26, 2004, the Board formed a Nominating and Corporate Governance Committee, currently consisting of Messrs. Bailey, Housh and Koch, each of whom is independent as defined in the current Nasdaq listing standards. The Nominating and Corporate Governance Committee has adopted a written charter which is available on the Company’s web site at www.ced-c.com.

The functions of the Nominating and Corporate Governance Committee include (1) leading the Company’s search for individuals qualified to become members of the Board, (2) evaluating and recommending candidates to the Board for nomination for election to the Board, (3) recommending qualified individuals to be appointed to the Board in the event of a vacancy, (4) establishing and overseeing appropriate director orientation and continuing education programs and (5) assessing the qualifications of director nominee candidates.

Although the Nominating and Corporate Governance Committee has not established specific minimum requirements for director nominee candidates, in assessing qualifications, it will consider various criteria, including (1) such candidate’s independence (consistent with NASD listing standards), (2) whether such candidate is a director, consultant or employee of any competitor of the Company, (3) such candidate’s other obligations and time commitments and location and how such factors may impact on his or her ability to attend meetings of the board in person and (4) any other NASD or SEC requirements, such as financial literacy or financial expertise with respect to audit committee members.

To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential director nominees, although the Company may do so in the future.

As of the date hereof, the Company has not received any recommendations from stockholders that were not subsequently voluntarily withdrawn by such stockholder requesting the Board or any of its committees to consider a nominee for inclusion among the Board’s slate of nominees. Accordingly, the Nominating and Corporate Governance Committee has not at this time adopted a formal policy by which the Company’s stockholders may recommend director nominees. However, the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such recommendations are made in compliance with the Company’s Bylaws and SEC regulations. The Company’s Bylaws provide that a stockholder must provide written notice delivered to the Company’s secretary at the Company’s principal executive office not later than the date that corresponds to 120 days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. In addition, such stockholder notice must include (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company’s common stock owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (v) any other information relating to such person that is required to be included in the proxy statement (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address of such stockholder, as it appears on the Company’s books, and (ii) the class and number of shares of the Company’s stock which are beneficially owned by such stockholder. The stockholder notice must also comply with all applicable Exchange Act regulations.

The Company anticipates that nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by anyone else, although, the Nominating and Corporate Governance Committee may prefer nominees who are personally known to the existing directors and officers and whose reputations are highly regarded.

All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election. However, David Bailey was appointed to the Board in December 2003 and Robert Koch was appointed to the Board in February 2004 and this meeting is the first opportunity for stockholders to consider their nominations.

Communications with the Board of Directors

Although the Company has not, as of the date hereof, developed formal processes by which stockholders may communicate directly with directors, it believes that the informal process, in which any communication sent to the Board either generally or in the care of the Chief Executive Officer, Secretary or another corporate officer is forwarded to all members of the Board, has served the Board’s and the Company’s stockholders’ needs. There is no screening process, and all stockholder communications that are received by officers for the Board’s attention are forwarded to the Board. In view of recently adopted SEC disclosure requirements related to this issue, the Nominating and Corporate Governance Committee may consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s web site, any communication to the Board should be mailed to the Board, in care of the Company’s Secretary, at the Company’s corporate headquarters at 1343 Main Street, Sarasota, Florida 34236. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder–Board Communication” or “Stockholder—Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Conduct

The Company has adopted a Code of Conduct that applies to the Company’s employees, officers (including the Company’s principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions) and directors. The Company’s Code of Conduct is available on the Company’s web site at www.ced-c.com. Any changes or waivers to the Code of Conduct for the Company’s principal executive officer, principal financial officer or principal accounting officer or persons performing similar functions will be disclosed on the Company’s web site.

Executive Officers

The names, ages, current positions held and date from which the current position was held of all executive officers of the Company are set forth below.

Name	Age	Position(s)	Position Since
William V. Carey	39	Chairman, President and Chief Executive Officer	1997
Evangelos Evangelou	36	Vice President and Chief Operating Officer	1998
Neil Crook	41	Vice President and Chief Financial Officer	2000
James Archbold	43	Vice President and Director of Investor Relations	2002

The following sets forth the business experience, principal occupations and employment of each of the executive officers who do not serve on the Board.

Evangelos Evangelou joined the Company in September 1998 as Vice President and Chief Operating Officer. From October 1993 until July 1998, Mr. Evangelou was Assistant Manager and General Manager of Louis Poland Sp. z o.o., where he was responsible for the operations of all food and beverage outlets within Warsaw International Airport. Prior to coming to Poland, Mr. Evangelou was in food and beverage management in the United Kingdom.

Neil Crook joined the Company in February 2000 as Vice President and Chief Financial Officer. From April 1996 to January 2000, he held the position of Financial Controller in Xerox Polska Ltd, the autonomous subsidiary of Xerox (Europe) Ltd in Poland. Prior thereto, he worked with Continental Can Polska where he oversaw the financial operation of the construction of an aluminum can manufacturing plant. Prior to working in Poland, Mr. Crook had seven years experience working in audit and tax in the United Kingdom. Mr. Crook has nine years experience in Poland and is a United Kingdom registered F.C.M.A. (Fellow of the Chartered Institute of Management Accountants).

James Archbold joined the Company in January 2002 as Vice President and Director of Investor Relations. From August 1996 through January 1998, he held the position of National Sales Director for Domestic Brands for Carey Agri. Prior to joining the Company, he worked in Poland for AIG/Lincoln, a real estate development company, as Director of Marketing and Leasing. Prior to coming to Poland in 1995, he worked in the retail brokerage industry in New York for five years. Mr. Archbold holds a MA degree from Columbia University in applied linguistics.

Executive Compensation

The following table shows, for the periods indicated, compensation awarded or paid by the Company to its executive officers whose compensation exceeded $100,000 during 2003.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation				Securities Underlying Options (#)
		Salary	Bonus	Other(1)
William V. Carey	2003	$217,702	$120,000	$55,000	(1)	75,000	(2)
Chairman, President and Chief	2002	203,102	252,500	55,000	(1)	15,000
Executive Officer	2001	192,175	65,410	55,000	(1)	15,000

Evangelos Evangelou	2003	113,600	60,000	—		37,500	(2)
Vice President and Chief	2002	98,127	126,250	—		7,500
Operating Officer	2001	—	—	—		—

Neil Crook	2003	109,261	60,000	—		37,500	(2)
Vice President and Chief	2002	117,346	126,250	—		7,500
Financial Officer	2001	114,000	32,705	—		7,500

(1)	Mr. Carey was reimbursed for housing and other miscellaneous expenses valued at $55,000 in 2001, 2002 and 2003.

(2)	Includes 30,000, 15,000 and 15,000 options granted to Messrs. Carey, Evangelou and Crook in January 2004 for performance in 2003.

Employment Agreements. William V. Carey’s employment contract with the Company, which commenced on July 31, 1998, was extended for another three-year period ending July 31, 2004. Mr. Carey serves as the chief executive officer of the Company and Carey Agri. He was paid an annual base salary at the rate of $217,702 per year for 2003, which amount will increase to $225,000 for 2004. Mr. Carey’s base salary is to be reviewed no less frequently than annually. Mr. Carey is entitled to be paid $55,000 annually as special benefits to help cover the cost of housing, school fees, home leave and club memberships. Mr. Carey participates in benefit plans and fringe benefits also available to all other senior executives of the Company. Mr. Carey’s employment agreement entitles him to receive bonuses in accordance with the Bonus Plan.

Mr. Carey may terminate his employment agreement only for “good reason,” which includes the Company’s failure to perform its obligations under the employment agreement. The Company may terminate the agreement for “cause,” which includes Mr. Carey’s willful refusal to follow written orders of the Board of Directors, willful engagement in conduct materially injurious to the Company, dishonesty of a material nature, conviction of a felony involving moral turpitude or continued failure to perform his required duties. If the Company terminates the agreement for cause or Mr. Carey terminates it without good reason, Mr. Carey’s salary and benefits will be paid only through the date of termination. If the Company terminates the employment agreement other than for cause or if Mr. Carey terminates it for good reason, the Company will pay Mr. Carey his salary and benefits through the date of termination in a single lump sum payment and other amounts or benefits at the time such amounts would have been due.

Pursuant to the agreement, Mr. Carey has agreed that during the term of employment, and for a one-year period following termination of employment, he will not compete with the Company. In case his contract is terminated before August 1, 2004, the Company has agreed to pay Mr. Carey’s salary for one year and to provide certain benefits for six months. The ownership by Mr. Carey of less than five percent of the outstanding stock of any corporation listed on a national securities exchange conducting any competitive business shall not be viewed as a violation of his agreement. For options granted to Mr. Carey during 2003, see “—Option Grants in Last Fiscal Year.”

Evangelos Evangelou’s employment contract with the Company, which commenced on September 16, 1998, was extended for another three year period ending September 15, 2004. Mr. Evangelou serves as the chief operating officer of both the Company and Carey Agri. He is paid a base salary of $113,600. Mr. Evangelou is entitled to participate in other benefit plans and fringe benefits available to senior officers of the Company. Mr. Evangelou’s employment agreement can be terminated by either party on six months’ notice.

Neil Crook entered into three-year employment agreements with the Company and with Carey Agri effective as of February 7, 2000. Mr. Crook serves as the chief financial officer of both companies. He is paid a base salary of $109,261. Mr. Crook is entitled to participate in other benefit plans and fringe benefits available to senior officers of the Company.

Similar to Mr. Carey, Mr. Crook may terminate his employment agreements with the Company for “good reason.” The Company and Carey Agri may terminate their respective employment agreements with Mr. Crook on 180 days’ notice. The Company can also terminate its agreement with Mr. Crook if he is unable to perform his duties for a consecutive three-month period. Mr. Crook has entered into a non-competition agreement with the Company similar to Mr. Carey’s.

Option Grants and Exercises. The following table sets forth information with respect to grants of stock options to the named executive officers:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2003	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
					5%	10%
William V. Carey	6,750	1.85%	$17.77	4/28/08	$152,283	$223,574
	45,000	12.34	17.67	4/29/08	1,025,010	1,494,995

Neil Crook	22,500	6.17	17.67	4/29/13	512,505	747,135

Evangelos Evangelou	22,500	6.17	17.67	4/29/13	512,505	747,135

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the- Money Options at December 31, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable
William V. Carey	51,750	$829,763	115,500	—	$2,386,740	—
Neil Crook	15,000	187,850	60,000	—	1,245,000	—
Evangelos Evangelou	37,500	807,640	52,500	—	1,139,475	—

SECURITY OWNERSHIP OF

PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding common stock as of March 29, 2004: (i) by each person who is known by the Company to beneficially own more than 5% of the common stock; (ii) by each of the named executive officers of the Company; (iii) by each director and nominee for director of the Company; and (iv) by all directors and executive officers of the Company as a group. All information in this section is given on the basis of outstanding securities plus securities deemed outstanding under Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares	Percent of Class
William V. Carey(1) 1602 Cottagewood Drive Brandon, Florida 33511	1,849,820	16.9%

Jeffrey Peterson(2) 1707 Waldemere Street Sarasota, Florida 34239	618,105	5.7

Neil Crook(2)	74,693	*

Evangelos Evangelou(2)	54,300	*

David Bailey(2)	5,250	*

N. Scott Fine(2)	—	—

Tony Housh(2)	21,000	*

Robert Koch(2)	100	*

Jan W. Laskowski(2)	22,500	*

Richard Roberts(2)	12,800	*

All directors and executive officers as a group (11 people)	2,721,068	24.4%

* Less than 1%

(1)	Includes 1,034,210 shares beneficially owned by Mr. Carey (including 918,710 shares of common stock and 115,500 shares which can be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days), 60,000 shares beneficially owned by his wife and 755,610 shares held in the name of the William V. Carey Stock Trust. Mr. Carey is the beneficiary of the shares held in the William V. Carey Stock Trust, and he will become the sole owner of these shares and may terminate the trust on December 11, 2005. Mr. Carey administers the trust, which includes the power to vote the securities held and make any investment decisions, with one other trustee, Remy Hermida, 1707 West Reynolds Street, Plant City, Florida 33567. The trust instrument permits one trustee to delegate any and all power, duties or directions to the other trustee, although this action has not been taken. Mr. Carey disclaims beneficial ownership of the shares beneficially owned by his wife.

(2)	Includes shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days as follows:

William V. Carey	115,500	N. Scott Fine	—
Jeffrey Peterson	45,000	Tony Housh	21,000
Neil Crook	60,000	Robert Koch	—
Evangelos Evangelou	52,500	Jan W. Laskowski	22,500
David Bailey	5,250	Richard Roberts	11,750

COMPARATIVE STOCK PRICES

The following chart sets forth comparative information regarding the Company’s cumulative stockholder return on its common stock from the last trading day before its fifth preceding fiscal year (December 31, 1998) through and including the last trading day of its most recent fiscal year (December 31, 2003). Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company’s cumulative stockholder return based on an investment of $100 at December 31, 1998 (at the closing price of $4.08) is compared to the cumulative total return of the CRSP Total Return Index for the Nasdaq Market (US and Foreign) and the Nasdaq Non-Financial Stocks Index, comprised of publicly traded companies which are principally in non-financial business during that same period.

APPROVAL OF INCREASE OF NUMBER OF AUTHORIZED

SHARES OF COMMON STOCK

(PROPOSAL 2)

The Board has adopted, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation, substantially in the form attached hereto as Appendix A (the “Certificate of Amendment”) to increase the Company’s authorized number of shares of common stock from 20,000,000 to 40,000,000.

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company intends to file immediately after receipt of stockholder approval.

In addition to the 10,798,429 shares of common stock outstanding as of the record date, the Board has reserved 794,700 shares for issuance upon exercise of options granted under the Plan.

Although at present the Board has no other plans to issue the additional shares of common stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding the company’s business or product lines through the acquisition of other businesses or products or effecting a stock split.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of shares not approved by the Board, give certain holders the right to acquire additional shares of common stock or preferred stock at a low price or the Board could strategically sell shares of common stock or preferred stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The Company has no present intent to issue common stock or preferred stock for this purpose.

The affirmative vote of the holders of a majority of the Company’s outstanding common stock will be required to approve this amendment to the Company’s Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

RATIFICATION OF THE APPOINTMENT

OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

(PROPOSAL 3)

On March 18, 2003, the Company engaged PricewaterhouseCoopers as independent public accountants to audit the consolidated financial statements of the Company, subject to ratification by the stockholders at the Annual Meeting.

Stockholder ratification of Proposal 3 is not required by the Bylaws or otherwise. However, the Board of Directors is submitting Proposal 3 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 3, the Board of Directors will reconsider whether or not to retain PricewaterhouseCoopers. Even if Proposal 3 is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accountant at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

No representative of PricewaterhouseCoopers is expected to be present at the meeting.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 3.

PricewaterhouseCoopers was engaged by the Company on March 18, 2003 to replace Ernst & Young Audit sp. z o.o. (“E&Y”) as the Company’s independent public accountants. The decision to change accountants was recommended by the Audit Committee and approved by the Board.

E&Y’s reports on the Company’s financial statements for 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During 2002 and 2001, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of E&Y, would have caused them to make reference thereto in their reports on the financial statements for such years.

The Company provided E&Y with a copy of the foregoing disclosures and filed a copy of E&Y’s letter, dated March 28, 2003, stating that it found no basis for disagreement with such statements, with the Securities and Exchange Commission.

Audit Fees Table

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers and E&Y for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and 2002, and fees billed for other services rendered by PricewaterhouseCoopers and E&Y:

	2003 (PWC)	2002 (E&Y)
Audit fees	$193,200	$148,000
Audit-related fees*	—	—
Tax fees**	—	—
All other fees***	3,100	62,500

Total fees	$196,300	$210,500

*	Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under “Audit fees.”

**	Tax fees include fees for professional services related to tax compliance, tax advice and tax planning.

***	All other fees for E&Y include fees for professional services rendered in connection with the Company’s resale registration statement filed in April 2003 and for fees in connection with the rendering of consents following the change in the Company’s independent public accountants, and for PwC include fees for professional services rendered in connection with Company’s stock split in June 2003.

The Audit Committee currently pre-approves all audit and permissible non-audit services prior to commencement of services. During 2003, the Audit Committee pre-approved 100% of the total fees to PricewaterhouseCoopers, and in 2002, the Audit Committee pre-approved more than 90% of the fees to E&Y, and the Board of Directors pre-approved the other fees to E&Y.

The Audit Committee has determined the rendering of all other non-audit services by PricewaterhouseCoopers is compatible with maintaining the auditor’s independence.

During 2003, none of the total hours expended on the Company’s financial audit by PricewaterhouseCoopers were provided by persons other than full-time, permanent employees of PricewaterhouseCoopers.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, officers and beneficial owners of more than 10% of the common stock to file with the SEC initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports furnished to us by our directors and officers during and with respect to 2003 or upon written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETINGS

Any proposal or proposals by a stockholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2005 annual meeting of stockholders must be received at the Company’s principal executive offices no later than November 30, 2004, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2005 annual meeting of stockholders any stockholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

A stockholder’s notice to the Secretary shall comply with applicable SEC regulations and shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company’s stock which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. If you would like to obtain another copy of the proxy, please contact James Archbold, Director of Investor Relations, at 1343 Main Street, Suite 301, Sarasota, Florida 34236, telephone (941) 330-1558. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors does not know of any other matters to be presented for a vote at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with the directions of the Board, or in the absence of such direction, in their own best judgment.

By Order of the Board of Directors

/s/ William V. Carey

William V. Carey

Chairman and Chief Executive Officer

Sarasota, Florida

March 29, 2004

A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2003 accompanies this Proxy Statement. The Company will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee, upon receipt of a request addressed to the Corporate Secretary, Central European Distribution Corporation, 1343 Main Street, Suite 301, Sarasota, Florida 34236. This fee will be limited to the Company’s reasonable expenses in providing the exhibits.

APPENDIX A

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

The undersigned President and Secretary of Central European Distribution Corporation do hereby certify as follows:

1.     The name of the corporation (hereinafter called the “Corporation”) is

Central European Distribution Corporation

2.     The Corporation desires to increase its authorized shares from 21.0 million to 41.0 million, 40.0 million of which shares shall be shares of common stock, par value $.01 per share, and 1.0 million of which shall be shares of preferred stock, par value $.01 per share.

3.     The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 4, 1997, and is amended by deleting Article 4.1 and inserting in lieu thereof the following:

“4.1 Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 41.0 million of which 40.0 million shall be Common Stock, having a par value of $.01 per share (“Common Stock”), and 1.0 million shall be Preferred Stock, having a par value of $.01 per share (“Preferred Stock”).”

The remaining paragraphs of Article 4 shall remain unchanged.

4.     The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has duly caused its corporate seal to be hereunto affixed and this Certificate of Amendment to Certificate of Incorporation to be signed by its President and Secretary as of the     th day of                  2004.

Attest:

James Archbold	William V. Carey
Secretary	President

[SEAL]

A-1

ANNUAL MEETING OF STOCKHOLDERS OF

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

MAY 3, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS (2) AND (3) LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

MAY 3, 2004

(1)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS (2) and (3) LISTED BELOW.

1. Election of seven (7) directors, to serve until the 2005 Annual Meeting of Stockholders.

NOMINEES:

WILLIAM V. CAREY

DAVID BAILEY

N. SCOTT FINE

TONY HOUSH

ROBERT p. KOCH

JAN W. LASKOWSKI

RICHARD ROBERTS

2. To amend the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000.

3. For ratification of the appointment of PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year 2004.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1), (2) and (3) unless the shareholder specifies otherwise (in which case it will be voted as specified).

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the board of directors on any other matter which may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR proposals 2 and 3.

PROXY

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Solicited on behalf of the Board of Directors)

The undersigned holder of common stock of Central European Distribution Corporation, revoking all proxies heretofore given, hereby constitutes and appoints William V. Carey and Jan W. Laskowski, and each of them Proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of the said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the annual meeting of Stockholders of Central European Distribution Corporation to be held on Monday, May 3, 2004 at 10:00 a.m., local time, at the Hilton Hotel, 1751 Hotel Plaza Boulevard, Lake Buena Vista, Florida 32830 and at any adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE